Exhibit 21    LIST OF SUBSIDIARIES

2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
3901858 Canada, Inc.
896988 Ontario Inc.
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Accuro Inc.
Beacon Laboratory Benefit Solutions, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Cellmark Forensics, Inc.
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (Canada) Inc.
Clearstone Central Laboratories (China) Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Correlagen Diagnostics, Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics, LLC (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Limited Partnership
Dynacare Laboratories Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
DynalifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma-Dynacare Central Medical Laboratories GP Inc.
Gamma-Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
GeneScreen, Inc.
Glen Ames LLP

HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics, Inc.
Lab Delivery Service of New York City, Inc.
LabCorp Dialysis Services, Inc.
LabCorp BVBA
LabCorp Clinical Trials (Singapore) Pte. Ltd.
LabCorp Development Company
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Tennessee, LLC
Laboratory Corporation of America (LCA)
Laboratory Corporation of America Holdings (LCAH)
LCAH Clipper, LP
LDS Diagnostic Laboratories Inc
Lifecodes Corporation
Litholink Corporation
MedAxio Insurance Medical Services GP Inc.
MedAxio Insurance Medical Services LP
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
Medtox Scientific, Inc.
Monogram Biosciences, Inc.
Monogram Biosciences UK Limited
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark Ltd.
Orchid Cellmark ULC
PA Labs, Inc.
Path Lab Incorporated
Persys Technology Inc.
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
ReliaGene Technologies, Inc.
Rix Ltd.
SW/DL LLC
Tandem Labs Inc.
The Biomarker Factory, LLC
United/Dynacare LLC
Viro-Med Laboratories, Inc.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.

Covance, Inc. Subsidiaries
CJB, Inc.
Covance (Argentina) SA
Covance (Asia) Pte. Ltd.
Covance (Canada) Inc.
Covance Antibody Services Inc.
Covance Asia-Pacific Inc.
Covance Bioanalytical Services Inc.
Covance Central Laboratory Services Limited Partnership
Covance Central Laboratory Services SA
Covance Central Laboratory Services Inc.
Covance Clinical and Periapproval Services AG
Covance Clinical and Periapproval Services GmbH
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services LLC
Covance Clinical and Periapproval Services SA

Covance Clinical and Periapproval Services SARL
Covance Clinical Research Unit AG
Covance Clinical Research Unit Inc.
Covance Clinical Research Unit Ltd.
Covance Clinical Research, L.P.
Covance CRU Inc
Covance Development Services (Pty) Ltd.
Covance Genomics Laboratory LLC
Covance Hong Kong Holdings Limited
Covance Hungária Consultancy Limited Liability Company
Covance International Holdings B.V.
Covance Japan Co. Ltd.
Covance Laboratories GmbH
Covance Laboratories Limited
Covance Laboratories Inc.
Covance Laboratory
Covance Latin America Inc.
Covance Limited
Covance Market Access Services Inc.
Covance Periapproval Services Inc.
Covance Pharmaceutical Research and Development (Beijing) Co. Ltd.
Covance Pharmaceutical Research and Development (Shanghai) Co. Ltd.
Covance (Polska) Sp.Zo.
Covance Preclinical Corporation
Covance Pty. Ltd.
Covance Research Holdings, LLC
Covance Research Products Inc.
Covance Specialty Pharmacy LLC
Texas Covance GP, Inc.
Covance Austria GmbH
Covance Brazil Pharmaceutical Services Limitada
Covance Chile Services Limitada
Covance Hong Kong Services Limited
Covance Classic Laboratory Services Inc.
Covance Clinical and Periapproval Services Limited
Covance Clinical Product Developments Ltd.
Covance Colombia Services Limitada
Covance Denmark Aps
Covance India Pharmaceutical Services Private Limited
Covance Korea Services Limited
Covance Laboratories Korea Company Limited
Medaxial Limited
Covance Services Malaysia Sdn. Bhd.
Covance Mexico Services, S. DE R. L. De C.V.
Covance New Zealand Limited
Covance Peru Services S.A.
CRPP Inc.
Covance Services (Thailand) Limited
Covance Taiwan Services Limited
Covance Virtual Central Laboratory B.V.
DKJR LLC (assumed name for SLJK LLC in Texas)
Fairfax Storage Limited
PMD Properties, LLC
SLJK LLC

REIM LLC
SPHN LLC
Hazpen Trustees Ltd
JSG R&D LLC
Nexigent Inc